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                                                                 EXHIBIT 5.1
                           [Arter & Hadden LLP letterhead]




                                   October 6, 1998

                                                                 66944/66608



American Family Holdings, Inc.
4220 Von Karman Avenue
Suite 110
Newport Beach, California 92660

          Re:  Registration Statement on Form SB-2
               -----------------------------------

Gentlemen:

     We have acted as special counsel to American Family Holdings, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form SB-2 (the "Registration Statement") relating to the public offering by the Company of up to 125,000 units, each unit consisting of one share of Common Stock and warrants to purchase three shares of Common Stock for a period of 20 consecutive trading days at a per share purchase price equal to 80% of the average closing price for the 20 trading dates preceding the six month anniversary of the issuance of the units, and the public offering by the Company of the 375,000 shares of Common Stock underlying the units.

     In so acting, we have examined and relied upon the original or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates, and other instruments, and such factual information otherwise supplied to us by the Company as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     On the basis of and subject to the foregoing, we are of the opinion the Units, when issued and sold pursuant to the Registration Statement and Prospectus, will, under the laws of the State of Delaware, upon payment therefor in accordance with the terms of the Registration Statement and the Prospectus, be duly and validly issued, fully paid, and non-assessable. We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings "Legal Matters" in the Preliminary Prospectus forming a part of the Registration Statement.

                                   Very truly yours,

                                   /s/ Arter & Hadden LLP